UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement

On January 25, 2021, AYRO, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 3,333,334 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $6.00 per share, for gross proceeds of approximately $20 million before the deduction of fees and offering expenses. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-251001) (the “Shelf Registration Statement”), previously filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2020, and declared effective by the SEC on December 2, 2020.

Pursuant to the Purchase Agreement, in a concurrent private placement (the “Private Placement”), the Company agreed to issue to the Purchasers, unregistered warrants to purchase up to 3,333,334 shares of Common Stock (the “Investor Warrants”). The Investor Warrants are exercisable six months following issuance and terminate two and a half years following issuance and are exercisable at an exercise price of $6.93 per share, subject to adjustment as set forth therein. A holder of the Investor Warrants will not have the right to exercise any portion of its Investor Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. In addition, under the Purchase Agreement, the Company agreed to prepare and file with the SEC a registration statement relating to the resale of the shares of Common Stock underlying the Investor Warrants on or before the 75th calendar day following the date of the Purchase Agreement.

Palladium Capital Group, LLC (“Palladium”) is acting as the placement agent for the Offering. The Company will pay Palladium a fee equal to 8.0% of the gross proceeds of the offering and a warrant to purchase 233,334 shares of Common Stock (which equals 7.0% of the aggregate number of shares of Common Stock placed in the Offering (the “Palladium Warrants” and together with the Investor Warrants, the “Warrants”). The Palladium Warrants will have the same terms as the Investor Warrants.

The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Shelf Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The closing of the Offering and Private Placement are subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to occur on or about January 26, 2021. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The net proceeds to the Company from the Offering, after deducting fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $18.35 million. The Company currently intends to use these net proceeds for working capital and general corporate purposes.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The description of the terms and conditions of the Purchase Agreement, the Investor Warrants and the Palladium Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the forms of Purchase Agreement, Investor Warrant, and Palladium Warrant, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 25, 2021, the Company issued a press release regarding the Offering and the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Investor Warrant

4.2	Form of Palladium Warrant

5.1	Opinion of Haynes and Boone, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

99.1	Press Release, dated January 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: January 26, 2021	By:	/s/ Rodney C. Keller, Jr.
Rodney C. Keller, Jr.
Chief Executive Officer